MGP Ingredients Announces Executive and Board Leadership Changes
Brandon Gall appointed Interim President and CEO to succeed David Bratcher;
Donn Lux to succeed Karen Seaberg as Chairman of the Board;
Reaffirms 2024 sales and earnings guidance

ATCHISON, Kan., December 20, 2024 - MGP Ingredients, Inc. (Nasdaq: MGPI), today announced that the Board of Directors has appointed Brandon Gall, MGP’s Chief Financial Officer, to the additional position of Interim President and Chief Executive Officer, effective January 1, 2025, succeeding David Bratcher. Bratcher will resign from the Board of Directors on December 31, 2024 and has agreed to remain available for advisory services to facilitate a smooth transition, after which he plans to retire.

The Company also announced that Donn Lux, a current member of the Board, will succeed Karen Seaberg as Chairman of the Board to guide the company during this challenging environment for the alcohol spirits industry. Lux will lead the Board search for a permanent CEO, considering both internal and external candidates, to drive dynamic growth and elevate the performance of our branded spirits portfolio. Ms. Seaberg will remain a member of the Board.

“On behalf of the Board of Directors, I want to thank David for his dedication to MGP and we wish him the best in his future endeavors,” said Karen Seaberg, Chairman of the Board. “I am delighted the Board has appointed Brandon Gall as our Interim President and CEO and welcome Donn Lux as the incoming Chairman. Donn’s decades of branded spirits experience, vision, and leadership uniquely positions him to guide MGP toward becoming a premier branded spirits company.”

Donn Lux, incoming Chairman of the Board, said, “I am honored to step into the role of Chairman of the Board and deeply grateful for the trust and support of my fellow Board members. I want to thank Karen for her exceptional leadership and the strong foundation MGP has built under her leadership. We are fortunate to have Brandon’s knowledge and experience during this transition period. As we look ahead, I am excited to work alongside our talented Board and executive team to drive MGP into the next phase of growth and emerge even stronger as a leading player in the branded spirits industry.”

“I am honored to step into the role of Interim President and CEO,” said Brandon Gall. “I am committed to ensuring continuity and driving forward our strategic initiatives during this transitional period.”

David Bratcher, President and Chief Executive Officer, remarked, "It has been a privilege to serve as President and CEO of MGP after leading Luxco for many years. I am deeply grateful to our incredible team for their hard work, dedication, and commitment to our shared vision. I also want to express my heartfelt gratitude to my family for their unwavering support and encouragement throughout this journey. As I step away, I am confident that MGP is in excellent hands and will continue to thrive in the years to come.”

Gall joined the Company in 2012 and has served as the Chief Financial Officer since April 2019. Gall’s extensive experience in finance and strategic planning, combined with a deep understanding of MGP's business and operations, position him to effectively guide the Company during this transition period.

Lux served as President and CEO of Luxco, Inc., a leading branded beverage and alcohol company that merged with MGP in April 2021, from 1991 until March 2021, and as Chairman of Luxco from 2010 until March 2021. During his tenure at Luxco, Lux served on the boards of the American Distilling Spirits Association (ADSA) and the National Alcohol Beverage Control Association (NACBA) Industry Advisory Committee, among others. His philanthropic activities include serving on the boards of the St. Louis Regional Business Council (RBC), The St. Louis University Center for Entrepreneurship, the St. Louis Legacy Ice Foundation, The St. Louis Blues for Kids, and the Lux Family Foundation.

The Company reaffirms its 2024 sales and adjusted earnings guidance. Full year 2024 capital expenditures are expected to be approximately $72 million, down from prior expectations of $78 million, due in part to unexpected delays in the construction of the Ingredient Solutions segment’s mini-fuel plant. In addition, the Company’s outlook for the brown goods category environment remains consistent with the commentary shared during its third quarter 2024 earnings conference call, held on October 31, 2024. The Company expects to announce fourth quarter and full year 2024 financial results and provide 2025 financial guidance in late February 2025, as customary.

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium branded and distilled spirits, as well as food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the guidance of MGP Ingredients, Inc. (the “Company” or “MGP”) for its 2024 sales, earnings, and capital expenditures and its brown goods category outlook. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2024, as well as the

Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

For More Information
Investors:
Amit Sharma
amit.sharma@mgpingredients.com